Exhibit 10.11
EXCHANGE AGREEMENT
          THIS EXCHANGE AGREEMENT, effective as of October 27, 2005 (this “Agreement”), is made by and between American Wholesale Insurance Holding Company, LLC, a Delaware limited liability company (the “Company”), and M. Steven DeCarlo (the “Manager”). Except as otherwise indicated, capitalized terms used herein are defined in Section 4 hereof.
          WHEREAS, the Manager is the holder of 656,000 Management Units of the Company; and
          WHEREAS, in connection with the 17th Amendment to the Company’s Operating Agreement, the parties hereto desire to reclassify the Manager’s Management Units as Class Y Units by exchanging such Management Units for 656,000 Class Y Units of the Company.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
          Section 1. Exchange. Effective as of the date hereof, the Manager hereby surrenders to the Company his 656,000 Management Units, free and clear of all liens, and the Company hereby issues to the Manager 656,000 Class Y Units. The Company hereby acknowledges and confirms that the Manager has been admitted as a Member of the Company, with all the rights, privileges, duties and obligations of a Member in respect of such Class Y Units.
          Section 2. Adoption of Operating Agreement. By his execution of this Agreement, the Manager hereby confirms that he has accepted and agreed to be bound by and to perform all the terms and provisions of the Operating Agreement, as it may hereafter be amended from time to time.
          Section 3. Return Threshold . For purposes of the Operating Agreement, the Class Y Units issued hereunder shall have a return threshold (the “Return Threshold”) which shall be met following such time as the Interest Holders shall have received Distributions in respect of their Units following the date of this Agreement pursuant to the Operating Agreement equal to $25,000,000 in the aggregate, such that the holder of such Class Y Units shall be entitled to participate in Distributions on a pro rata basis with the holders of all other Units entitled to receive Distributions after total Distributions made by the Company following the date of this Agreement exceed $25,000,000.
          Section 4. Definitions.
          “Affiliates” shall have the meaning set forth in the Operating Agreement.
          “Class Y Units” shall have the meaning set forth in the Operating Agreement.
          “Distributions” shall have the meaning set forth in the Operating Agreement, provided that Distributions as used herein shall include any pro rata redemption or repurchase by the Company of its outstanding securities and any redemption or repurchase by the Company of any Investor Equity or securities of the Company held by Holdings, its members, their respective Affiliates or their respective successors.
          “Holdings” means AmWINS Holdings, LLC, a Delaware limited liability company.

          “Interest Holders” shall have the meaning set forth in the Operating Agreement.
          “Investor Equity” shall have the meaning set forth in the Operating Agreement.
          “Management Units” shall have the meaning set forth in the Operating Agreement.
          “Member” shall have the meaning set forth in the Operating Agreement.
          “Operating Agreement” shall mean the Amended and Restated Operating Agreement of American Wholesale Insurance Holding Company, LLC, dated as of May 31, 2002, as amended (including, without limitation, by the 17th Amendment, effective as of October 27, 2005), by and among AmWINS Holdings, LLC and the other Persons listed on the signature pages thereto, the form of which is attached hereto as Exhibit A.
          “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.
          “Units” shall have the meaning set forth in the Operating Agreement.
          Section 5. Miscellaneous.
          5.01 Lockup Agreement. If the Company or any of its subsidiaries undertakes an underwritten initial public offering of its equity securities, the Manager hereby agrees that, without the prior written consent of the Company (and Holdings, so long as Holdings or its Affiliates owns no less than 35% of the outstanding equity interest in the Company), the Manager shall not, directly or indirectly, effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act of 1933, as amended) of such equity securities or enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly discloses the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during a period of one (1) year following the consummation of such offering. The Manager further agrees to execute and deliver such other similar “lock-up” agreements (not in excess of one (1) year from the completion of the offering) requested by the managing underwriter(s) in such offering.
          5.02 Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision hereof shall be effective against the Company or the Manager unless such modification, amendment or waiver is approved in writing by the Company and the Manager. The failure of any party to enforce any provision of this Agreement or any agreement contemplated hereby shall in no way be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement and any agreement referred to herein in accordance with their terms.

          5.03 Assignment. Except as otherwise set forth in the Operating Agreement, the Class Y Units shall not be assignable by the Manager without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of any successors and assigns to the Company and all Persons lawfully claiming under the Manager.
          5.04 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.
          5.05 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
          5.06 Descriptive Heading. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
          5.07 Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
          5.08 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Manager and to the Company at the respective addresses indicated below:

If to the Manager:

M. Steven DeCarlo
__________________
Charlotte, North Carolina 28211

If to the Company:

c/o American Wholesale Insurance Group, Inc.
4064 Colony Road
Suite 450
Charlotte, NC 28211
Facsimile: (704) 943-9000
Attention: President and Chief Executive Officer

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.
          5.09 Rights. This Agreement shall not confer any rights or remedies upon any Person, other than the parties hereto and their respective heirs, successors and permitted assigns.
          5.10 No Strict Construction; Independent Significance. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
          5.11 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contact and each such party forever waives any such defense.
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          IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement on the day and year first above written.

Company:	AMERICAN WHOLESALE INSURANCE HOLDING COMPANY, LLC

	By:	/s/ Marc R. Rubin
	Name:	Marc R. Rubin
	Its:	Manager
Manager:

/s/ M. Steven DeCarlo

M. Steven DeCarlo